UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 19, 2015

COLUMBIA SPORTSWEAR COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices) (Zip code)

(503) 985-4000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 19, 2015, the Board of Directors (the “Board”) of Columbia Sportswear Company (the “Company”) acted to enlarge the Board from ten to 11 directors and appointed Malia H. Wasson to the Board. A copy of the press release announcing Ms. Wasson’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Ms. Wasson will also serve as a member of the Nominating and Corporate Governance Committee.

In connection with Ms. Wasson’s service as a director, she will be entitled to the Company’s customary compensatory arrangement for outside directors, including an annual retainer of $60,000 for Board service and an annual retainer of $10,000 for service on the Nominating and Corporate Governance Committee. Ms. Wasson will also be entitled to receive an annual equity award comprised of a stock option grant valued at $60,000 and a grant of time-based restricted stock units valued at $60,000.  One-third of the stock option becomes exercisable and one-third of the shares of restricted stock units vest annually (a) on the first anniversary of the first day of the first full calendar month following the date of grant (the “Vest Date”), and (b) on each of the subsequent two anniversaries following the first anniversary of the Vest Date.  Ms. Wasson may elect to receive equity compensation in lieu of all or half of the $60,000 annual board service fee, and she may elect how she wishes to allocate this amount between stock options and/or restricted stock unit awards that vest in full on the Vest Date.

In addition, in connection with her service as a director prior to our 2015 annual meeting of shareholders, Ms. Wasson will receive a prorated portion of each of the annual retainer and the Nominating and Corporate Governance Committee retainer and reasonable out-of-pocket expenses incurred in attending any Board or committee meetings that take place prior to the 2015 annual meeting of shareholders.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 19, 2015, the Board amended the Company’s 2000 Restated Bylaws, as amended, to increase the authorized number of directors from ten to 11 members, as set forth in the Amendment to 2000 Restated Bylaws, as amended, of the Company.  A copy of the amendment to the Company’s 2000 Restated Bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.2	Amendment to 2000 Restated Bylaws of Columbia Sportswear Company, as amended, effective March 19, 2015

99.1	Press Release, dated March 23, 2015 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: March 23, 2015	By:	/s/ THOMAS B. CUSICK
Thomas B. Cusick
Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.2	Amendment to 2000 Restated Bylaws of Columbia Sportswear Company, as amended, effective March 19, 2015

99.1	Press Release, dated March 23, 2015 (furnished herewith)